UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2011

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California	90502
(Address of Principal Executive Offices)	(Zip Code)

(310) 787-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2011, the Compensation Committee of the Board of Directors of Farmer Bros. Co., a Delaware corporation (the “Company”), established target incentive compensation awards under the Farmer Bros. Co. 2005 Incentive Compensation Plan (the “Plan”) for the Company’s executive officers shown in the table below as a percentage of base salary. The target incentive percentages result in target bonus dollar amounts, which are also shown in the table below.

Name	Title	Target Bonus(1)	Percent of Fiscal 2012 Base Salary
Jeffrey A. Wahba	Interim Co-Chief Executive Officer, Treasurer and Chief Financial Officer	$192,500	55%
Patrick G. Criteser	Interim Co-Chief Executive Officer, President and Chief Executive Officer of Coffee Bean International, Inc.	$192,500	55%
Mark A. Harding	Senior Vice President of Operations	$137,500	50%
Hortensia R. Gómez	Vice President, Controller and Assistant Treasurer	$55,350	30%
Larry B. Garrett	General Counsel and Assistant Secretary	$135,000	50%

(1)	Dollar amounts shown will change if base salary changes during fiscal 2012.

The Compensation Committee determined that for purposes of fiscal 2012 bonus determinations under the Plan, the Company’s financial performance will be gauged by the level of achievement of operating cash flow as determined from the Company’s audited financial statements. “Operating cash flow” is defined as income from operations after executive bonus accruals, excluding non-recurring items such as income from the sale of capital assets, severance paid or payable to terminated employees, interest expense, depreciation and amortization, pension related expense and ESOP compensation expense. Subject to the Committee’s discretion under the Plan, threshold operating cash flow of $16 million must be achieved in fiscal 2012 to earn any bonus payout under the Plan. Assuming this threshold is reached, a percentage of achievement ranging from 80% for operating cash flow of $16 million to 150% for operating cash flow of $30 million or more will be assigned in proportion to the level of operating cash flow achieved. The Compensation Committee also assigned individual goals for fiscal 2012 to each of the executive officers shown in the table above.

At the end of the fiscal year, bonus awards will be determined primarily by measuring the Company’s financial performance and the executive officer’s achievement of individual goals. The method for calculating bonus awards is set forth in the Form of Target Award Notification Letter (Fiscal 2012) under the Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Target Award Notification Letter (Fiscal 2012) Under Farmer Bros. Co. 2005 Incentive Compensation Plan*

*	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2011

FARMER BROS. CO.

By:	/s/ Jeffrey A. Wahba
Jeffrey A. Wahba
Interim Co-Chief Executive Officer, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Target Award Notification Letter (Fiscal 2012) Under Farmer Bros. Co. 2005 Incentive Compensation Plan*

*	Management contract or compensatory plan or arrangement.

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